SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 21, 2010

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 644-4982

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2010, Synovus Financial Corp. (“Synovus”) announced that Richard E. Anthony, Chief Executive Officer and Chairman of the Board, will take a medical leave of absence from his roles, effective immediately. Synovus’ Board of Directors has named Kessel D. Stelling, Jr., current President and Chief Operating Officer of Synovus, as acting Chief Executive Officer. In addition, the Board announced that James D. Yancey, Chairman of the Board of Columbus Bank and Trust Company, a division of Synovus Bank, and former Chairman and current member of the Board of Synovus, has been named acting Chairman of the Board. A copy of the press release issued by Synovus on June 21, 2010 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Stelling, 54, has served as the President and Chief Operating Officer of Synovus since February 2010 and will continue to serve in this position. From June 2008 until February 2010, Mr. Stelling served as the Regional Chief Executive Officer of Synovus’ Atlanta area market. He previously served as President and Chief Executive Officer of Bank of North Georgia, a division of Synovus Bank (“BNG”), having been appointed to that position in December 2006. Mr. Stelling founded Riverside Bancshares, Inc. and Riverside Bank in 1996 and served as its Chairman of the Board and Chief Executive Officer until 2006 when Riverside Bancshares, Inc. merged with and into Synovus and Riverside Bank merged with and into BNG. Prior to that time, Mr. Stelling worked in various management capacities in banking in the Atlanta region, having begun his career in the industry in 1974.

Mr. Yancey, 68, is the Chairman of the Board of Columbus Bank and Trust Company, a division of Synovus Bank (“CB&T”), and former Chairman of the Board of Synovus. He retired as an executive employee of Synovus in December 2004 and served as a non-executive Chairman of the Board until July 2005. Mr. Yancey was first elected as an executive Chairman of the Board of Synovus in October 2003. Prior to 2003 and for 45 years, Mr. Yancey served in various capacities with Synovus and CB&T, including Vice Chairman of the Board and President of both Synovus and CB&T. Mr. Yancey also serves as a director of Total System Services, Inc.

During the past two years, each of Messrs. Stelling and Yancey has been a customer of Synovus and/or its subsidiaries. The lending relationships with each of Messrs. Stelling and Yancey were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, Synovus affiliates provide services to each of Mr. Stelling and Mr. Yancey, including retail brokerage and other financial services, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons. There are no family relationships with either Mr. Stelling or Mr. Yancey and any other executive officers or directors of Synovus.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Synovus press release dated June 21, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated:	June 21, 2010	By:	/s/ Samuel F. Hatcher
Executive Vice President,
General Counsel and Secretary

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